Exhibit 99.1

Press Release

CONTACT: Richard Russell

Investor Relations

Tel: (813) 514-1839

RRussell@omegabrandsinc.com

OMEGA BRANDS CORPORATION ANNOUNCES DEFINITIVE

AGREEMENT TO PURCHASE OMEGA INFUSION ASSETS FROM

MYCELL TECHNOLOGIES LLC

Tampa, FL – October 9, 2014 – Omega Brands Corporation (OTC:OMGB) announced today it had entered into a definitive agreement with Mycell Technologies LLC to purchase certain specified assets related to the branded Omega-3 infused beverages and nutritional shots sold under the trade name Omega InfusionTM. Omega Brands Corporation also entered into a Supply agreement with Oceans Omega LLC (a wholly-owned subsidiary of Mycell Technologies LLC) for its proprietary omega emulsion.

Jim Dickson, CEO of Omega Brands commented “We are excited about assuming ownership of the Omega Infusion portfolio of flavored drinks and shots. Omega Brands Corporation anticipates repositioning these Omega Infusion Brands later this year and will offer the products to major retailers for sale to their customers.”

“We are looking forward to completing this transaction with Omega Brands Inc.” says Dr. Volker Berl, CEO of Mycell Technologies. “The brand Omega Infusion, which we have proudly created, will be in very capable hands to ensure its further growth. The management team at Omega Brands Inc. has extensive experience within the beverage industry which will accelerate the sales and distribution of the Omega Infusion branded products. Mycell Technologies can now concentrate on its core business as a specialty ingredient company to expand the use of its innovative and proprietary omega-3 ingredient solutions to the food and beverage industries.”

Omega Brand’s goal is to develop and distribute specialty beverages such as Omega Infusion products across North America and selected international markets. Our beverages will follow a proven business model from a sales and distribution perspective that target strategic retailers in the Convenience & Gas, Conventional Grocery, Discount Grocery, Mass, Club and Drug channels.

The terms of the asset purchase agreement include:

•	The purchase for $1 of the proprietary formulas, trade-names, trade-secrets, trademarks, marketing materials, and internet domains related to the Omega Infusion Business from Mycell Technologies LLC.

•	Omega Brands will pay to Mycell a 15% royalty on net proceeds received by Omega Brands from any future sale, license or other disposition of the Omega InfusionTM assets to a third party.

Omega Brands Corporation also entered into a supply agreement with Oceans Omega LLC, a wholly-owned subsidiary of Mycell Technologies LLC for a term of 20 years. This agreement provides in part for:

•	the sale of the proprietary omega emulsion to Omega Brands at a competitive price.

•	Omega Brands will pay a royalty to Oceans Omega per 12 pack of Omega Infusion Enhanced Water or Omega Infusion Shots sold by Omega and which incorporate Ocean Omega’s omega-3 emulsion. To protect Omega Brands’ competitive position during the early stages of the agreement, Oceans will pay to Omega Brands a royalty on omega-3 emulsion sales in North America made to select customers.

About Omega Brands Corporation

Omega is under new ownership which has decided to produce and distribute premium, Ready-to-Drink (“RTD”) functional beverages.

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the closing of the agreements with Mycell regarding Omega InfusionTM, any sales, payments, or benefits that may be derived from the asset purchase or supply agreements, the re-branding of the Omega Infusion brands and the company’s ability to develop and distribute specialty beverages such as Omega Infusion products across North America and selected international markets.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic conditions, or our ability to achieve the expected benefits from the Mycell agreements. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.